EXHIBIT 99.1

N E W S   R E L E A S E

FOR IMMEDIATE RELEASE

CryoLife Media Contacts:
D. Ashley Lee
Executive Vice President, Chief Financial Officer and
Chief Operating Officer
Phone: 770-419-3355

Chris Mittendorf
Edelman
Phone: 212-704-8134

Dana Hartline
Edelman
Phone: 404-262-3000

Cardiogenesis Media Contact:
Paul J. McCormick
Executive Chairman
Phone: 949-420-1827

CryoLife Signs Definitive Agreement to Acquire Cardiogenesis

Acquisition represents significant addition to CryoLife’s cardiovascular surgery portfolio

All-cash transaction values Cardiogenesis at approximately $22 million and is expected to be break-even to slightly accretive to CryoLife diluted net earnings per share in 2011, excluding acquisition-related charges and integration costs

CryoLife will host a conference call at 10:00 AM Eastern Time

ATLANTA, GA and IRVINE, CA. (March 29, 2011) -- CryoLife, Inc. (NYSE: CRY), an implantable biological medical device and cardiovascular tissue processing company, and Cardiogenesis Corporation (OTCQB: CGCP), a leading developer of surgical products used in the treatment of patients with refractory angina resulting from diffuse coronary artery disease, today announced that the boards of directors of both companies have approved a definitive agreement under which CryoLife will acquire all of the outstanding shares of Cardiogenesis for $0.457 per share.  The all-cash transaction values Cardiogenesis at approximately $22 million, net of cash acquired and liabilities assumed.  The offer represents a 43 percent premium to Cardiogenesis’ closing price on March 28, 2011.  The transaction is expected to be conducted as a tender offer followed by a merger and to close in mid to late May 2011.

Cardiogenesis had sales of $11.3 million for the year ended December 31, 2010.  Cardiogenesis’ market leading YAG laser system and single use, fiber-optic delivery systems are FDA approved for performing a surgical procedure known as Transmyocardial Revascularization (TMR), which treats patients with angina that is not responsive to standard medications.  Patients undergoing TMR treatment with Cardiogenesis products have been shown to have angina improvement, longer event-free survival, reduction in cardiac related hospitalizations, and increased exercise tolerance.  The current market potential for TMR surgical procedures in the U.S. is estimated to be greater than $175 million.  CryoLife believes that the delivery of biologic materials, such as stem cells, in conjunction with TMR could increase the estimated U.S. market potential to greater than $700 million.

Cardiogenesis has also developed the PHOENIX™ Combination Delivery System, which is designed to combine the intramyocardial delivery of biologic materials with TMR.  The synergy of injecting biologics, such as stem cells or growth factors, with TMR may provide greater angina reduction, improve cardiac function and enhance quality of life in patients with diffuse disease who are not candidates for surgical bypass or intervention.  The PHOENIX System has received a CE Mark and CryoLife intends to begin commercialization efforts in select European markets in the second half of 2011, with a more extensive launch expected in 2012.

Cardiogenesis and CryoLife products are both targeted toward cardiovascular surgeons and this acquisition represents a significant addition to CryoLife's cardiac surgery portfolio.  Leveraging its significant global sales force, CryoLife expects to grow TMR revenues in the low double-digits within 12 months of completing the acquisition, excluding the benefits of any possible future product approvals or successful clinical trial outcomes.

"We believe this transaction will benefit the customers, employees and shareholders of both companies," said Steven G. Anderson, chairman, president and chief executive officer of CryoLife.  "Cardiogenesis brings developed technologies with proven clinical outcomes in the treatment of cardiovascular disease and a pipeline of potential new products that build on the TMR platform.  Cardiogenesis’ products greatly expand our customer offerings and we believe they will create opportunities for us to cross sell and rollout Cardiogenesis’ products on a global platform.  We look forward to welcoming Cardiogenesis employees to the CryoLife team as we work together to create opportunity for our customers and investors."

"CryoLife is a partner that shares our commitment to develop innovative products that improve the lives of patients around the world," said Paul McCormick, executive chairman of Cardiogenesis.  "We are pleased to be joining CryoLife and we feel that the company’s direct cardiac surgery sales force, geographic scale, expertise and resources will help us expand the global reach of our products."

Following the completion of the transaction, Cardiogenesis will become a wholly-owned subsidiary of CryoLife.

Terms of the Agreement

Under the terms of the definitive agreement, Cardiogenesis shareholders will receive $0.457 in cash for each share of Cardiogenesis stock they own, less applicable withholding taxes.  Upon consummation of the tender offer, CryoLife intends to complete a merger in order to acquire all of the shares of Cardiogenesis common stock that remain outstanding after the completion of the tender offer, at the same per share price.

CryoLife expects the tender offer for the outstanding shares of Cardiogenesis to commence on or around April 4, 2011 and to remain open for at least 20 business days.  The officers and directors of Cardiogenesis, who currently hold 2.7 percent of the voting shares of Cardiogenesis, have agreed to tender all of their shares into the offer upon CryoLife’s request.

If over 83.5 percent of the outstanding shares of Cardiogenesis are tendered in the tender offer, CryoLife expects to exercise a “top up” option and close on the short-form merger approximately 10 days thereafter.  If at least a majority but less than 83.5 percent, of the outstanding shares of Cardiogenesis are tendered in the tender offer, CryoLife will purchase up to 49.9 percent of Cardiogenesis’ shares in the tender offer, and Cardiogenesis will hold a special meeting of Cardiogenesis shareholders as soon as practical after the completion of the tender offer to vote on the proposed merger.  If more than 50 percent of the outstanding shares of Cardiogenesis, including those shares acquired by CryoLife in the tender offer, vote in favor of the merger, CryoLife and Cardiogenesis will move to complete the merger as soon as possible after the special meeting of Cardiogenesis shareholders.  No approval of the shareholders of CryoLife is required in connection with the offer or the merger.

CryoLife will use cash on hand to fund the transaction.  CryoLife expects the transaction to be break-even to slightly accretive to 2011 diluted net earnings per share, excluding acquisition-related charges and integration costs, including customary amounts related to acquired inventory expected to be recorded in 2011.

The transaction is subject to customary closing conditions and regulatory approvals, including the valid tender of at least a majority of the outstanding shares of Cardiogenesis common stock, on a fully-diluted basis.  The transaction is not subject to a financing condition.

Strategic and Financial Benefits

The acquisition of Cardiogenesis is highly complementary to CryoLife’s business and enables CryoLife to extend its product offerings and reach.

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Clear TMR leader:  Cardiogenesis is the market share leader in TMR to treat refractory angina; and when combined, the two companies will have programs across valve replacement surgery, reconstructive cardiac surgery, TMR to treat refractory angina, and surgical sealants and hemostatic agents to prevent and control bleeding.

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Complementary programs: Cardiogenesis' experience with TMR products and relationships with leading cardiac surgery programs are a strong complement to CryoLife’s valve replacement and reconstructive cardiac surgery franchise.

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Increased direct selling organization:  The assimilation of Cardiogenesis’ direct sales representatives will nearly double CryoLife's cardiac surgery specialist sales force in the U.S.  Once fully cross-trained, CryoLife and Cardiogenesis representatives will be able to promote the full range of both companies’ cardiac surgery products and services.

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International growth:  CryoLife's global presence can further strengthen and enhance Cardiogenesis' international growth.  Cardiogenesis currently does not have a presence in international markets.  CryoLife’s international sales and marketing network, which reaches into approximately 70 countries, can accelerate Cardiogenesis' growth more rapidly in key international markets.

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Large market potential: The successful delivery of biologic materials, such as stem cells, in conjunction with Cardiogenesis' TMR devices will make CryoLife a leading participant in the treatment of chronic myocardial ischemia.  Cardiogenesis has been in discussions with the Food and Drug Administration (FDA) regarding initiating a randomized, prospective clinical trial to evaluate TMR in conjunction with bone marrow derived stem cell therapy to treat patients with severe refractory angina.  A feasibility trial is underway outside the U.S. using the PHOENIX System.

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Accretive transaction:  Prior to 2010, Cardiogenesis  experienced revenue growth with historically strong gross margins.  If the transaction closes in May, CryoLife expects revenue from the Cardiogenesis product line to be between $4.0 million and $5.0 million in 2011, which primarily reflects disposable hand piece and service revenues.  Additionally, the transaction is expected to be accretive to CryoLife’s revenue growth rate and gross margin and to be either break-even or slightly accretive to diluted net earnings per share in 2011, excluding acquisition related charges and integration costs, including the increase to cost of goods sold related to the step up in inventory values required under purchase accounting, expected to be incurred during 2011.  CryoLife recorded transaction-related charges in the fourth quarter of 2010 and expects to record additional charges during 2011.

CryoLife will hold a teleconference call and live webcast with a slide presentation today at 10:00 a.m. Eastern Time to discuss the transaction, hosted by Steven G. Anderson, president and chief executive officer of CryoLife, Inc.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 10:00 a.m.  A replay of the teleconference will be available March 29 through April 5 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The account number for the replay is 244 and the conference number is 369782.

To view the live slide presentation use GoToWebinar to reserve your seat by using the following link: https://www3.gotomeeting.com/register/983632446.  You can also access a pdf file of the slide presentation by going to the Investor Relations section of the CryoLife web site at www.cryolife.com and selecting the heading Webcasts & Presentations.

The teleconference replay, as well as a pdf of the slide presentation, can be accessed by going to the Investor Relations section of the CryoLife web site at www.cryolife.com and selecting the heading Webcasts & Presentations.

Piper Jaffray & Co. is acting as financial advisor to CryoLife and Arnall Golden Gregory, LLP is CryoLife’s legal counsel.  B. Riley & Co. is acting as financial advisor to Cardiogenesis and K&L Gates LLP is Cardiogenesis’ legal counsel.

About CryoLife

Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiac and vascular surgeries throughout the U.S. and Canada.  CryoLife's CryoValve® SG pulmonary heart valve, processed using CryoLife's proprietary SynerGraft® technology, has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves.  CryoLife's CryoPatch® SG pulmonary cardiac patch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract (RVOT), which is a surgery commonly performed in children with congenital heart defects, such as Tetralogy of Fallot, Truncus Arteriosus, and Pulmonary Atresia.  CryoPatch SG is distributed in three anatomic configurations: pulmonary hemi-artery, pulmonary trunk, and pulmonary branch.  CryoLife's BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels.  BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair and was recently approved in Japan for use in the repair of aortic dissections.  CryoLife's BioFoam™ Surgical Matrix is CE marked in the European Community for use as an adjunct in the sealing of abdominal parenchymal tissues (liver and spleen) when cessation of bleeding by ligature or other conventional methods is ineffective or impractical. CryoLife distributes PerClot®, an absorbable powder hemostat, in the European Community.

For additional information about CryoLife, visit CryoLife’s Web Site: http://www.cryolife.com.

About Cardiogenesis Corporation

Cardiogenesis specializes in the treatment of cardiovascular disease and is a leader in devices that treat severe angina.  Its market leading YAG laser system and single use fiber-optic delivery systems are used to perform an FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).

For more information on Cardiogenesis and its products, please visit its website at www.cardiogenesis.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express CryoLife’s or Cardiogenesis’management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include CryoLife’s expectations regarding future annual market growth for CryoLife’s products and the markets into which those products are distributed, CryoLife’s growth strategy and its product pipeline.  These statements also include expectations regarding PerClot, including future market growth and related opportunities, and the contemplated U.S. regulatory approval for the product by the end of 2013.  Market growth and the related opportunities for distribution of CryoLife products, including PerClot, is dependent on numerous factors beyond CryoLife’s control, including actions by CryoLife’s competitors, development of new, competing products in the field, and customer demand.  CryoLife’s expectations regarding future growth in the markets in which it operates are estimates and there is no guarantee that actual market growth will correlate with CryoLife’s estimates.  CryoLife’s growth strategy, including decisions regarding complementary products and acquisitions, is subject to overall economic conditions and CryoLife’s general business needs at the time, and, as such, CryoLife’s current growth strategy may not provide the expected results and is subject to change.  With respect to the products in CryoLife’s pipeline, there is no guarantee that the products will gain the necessary regulatory approvals when expected, if at all, and market acceptance of each of the products in the pipeline may take longer than expected.  CryoLife’s ability to successfully distribute PerClot is dependent upon its ability to market the product and encourage customers and distributors to purchase the product.  There is no guarantee that the FDA will approve PerClot for distribution in the U.S. by the end of 2013, if at all.  FDA approvals are dependent upon a number of factors, many of which are outside CryoLife’s control, including successful clinical trial results, and discretionary decisions made by the FDA personnel.  Any number of factors could delay clinical trial conduct and analysis and result in delays in the approval process.  Risks and uncertainties related to the transaction with Cardiogenesis also include uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of the Cardiogenesis shareholders will tender their stock in the offer, the risk that competing offers will be made, the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit or delay the transaction, and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities.  Furthermore, CryoLife’s ability to fully realize the anticipated benefits of the transaction with Cardiogenesis may be materially adversely impacted if the integration of Cardiogenesis’ business with CryoLife is slower than expected or unsuccessful, or if the transaction and subsequent efforts to integrate Cardiogenesis’s business with CryoLife distracts CryoLife’s management team from the other facets of CryoLife’s business.  Also, estimates regarding the anticipated markets addressed by Cardiogenesis products may not prove to be accurate, as the assumptions are based on a variety of inputs beyond the control of CryoLife, including anticipated cardiac patient populations, and market demand for Cardiogenesis products is subject to the changing preferences of physicians and patients and will be influenced by various economic indicators.  The addition of stem cells to the TMR surgical procedures may not yield significantly better clinical outcomes and even positive clinical outcomes may prove too costly to implement.  CryoLife's business is also subject to a number of risks and uncertainties.  These risks and uncertainties include that CryoLife is significantly dependent on its revenues from BioGlue and are subject to a variety of risks affecting this product, including that a German Patent Court has nullified CryoLife’s main BioGlue patent in Germany, and if the ruling is upheld on appeal, CryoLife would be prevented from suing to prevent third parties from infringing the main BioGlue patent in Germany, CryoLife is subject to stringent domestic and foreign regulation which may impede the approval process of its tissues and products, hinder its development activities and manufacturing processes, and, in some cases, result in the recall or seizure of previously cleared or approved tissues and products, Medafor has terminated CryoLife’s distribution agreement with it and CryoLife has discontinued its distribution of HemoStase, which will have a material, adverse impact on CryoLife’s revenues and profitability, Medafor may continue to directly compete with CryoLife in sales of hemostatic products, and such actions may negatively impact CryoLife’s sales; CryoLife’s investment in Medafor has been impaired and CryoLife could in the future determine that a further impairment in the value of its investment in Medafor common stock has occurred, which could have a material, adverse impact on CryoLife’s financial condition and profitability, CryoLife may not be able to readily liquidate its investment in Medafor, and if CryoLife is able to liquidate its investment, CryoLife may receive less cash than its original investment and CryoLife may receive less than the carrying value of its investment, healthcare policy changes, including recent federal legislation to reform the U.S. healthcare system, may have a material adverse effect on CryoLife, uncertainties related to patents and protection of proprietary technology may adversely affect the value of CryoLife’s intellectual property, uncertainties related to patents and protection of proprietary technology for products distributed by CryoLife may adversely affect CryoLife’s ability to distribute those products, the tissues CryoLife processes and CryoLife’s products allegedly have caused and may in the future cause injury to patients, and CryoLife has been and may be exposed to product liability claims and additional regulatory scrutiny as a result, CryoLife is dependent on the availability of sufficient quantities of tissue from human donors, CryoLife’s CryoValve SGPV post-clearance study may not provide expected results, demand for its tissues and products could decrease in the future, which could have a material adverse effect on CryoLife’s business, the success of many of CryoLife’s tissues and products depends upon strong relationships with physicians, consolidation in the health care industry could lead to demands for price concessions or limits or eliminate CryoLife’s ability to sell to certain of its significant market segments, CryoLife’s existing insurance policies may not be sufficient to cover its actual claims liability, CryoLife may be unable to obtain adequate insurance at a reasonable cost, if at all, the loss of any of CryoLife’s sole-source suppliers could have an adverse effect on its revenues, financial condition, profitability, and cash flows, intense competition may affect CryoLife’s ability to operate profitably, regulatory action outside of the U.S. has affected CryoLife’s business in the past and may affect its business in the future, rapid technological change could cause CryoLife’s services and products to become obsolete, continued fluctuation of foreign currencies relative to the U.S. Dollar could materially and adversely impact CryoLife’s business, CryoLife’s credit facility limits its ability to pursue significant acquisitions, key growth strategies may not generate the anticipated benefits, there are limitations on the use of CryoLife’s net operating loss carryforwards, CryoLife’s ability to borrow under its credit facility may be limited, CryoLife may not be successful in obtaining necessary clinical results and regulatory approvals for services and products in development, and CryoLife’s new services and products may not achieve market acceptance, extensive government regulation may adversely affect CryoLife’s ability to develop and market services and products, investments in new technologies and acquisitions of products or distribution rights may not be successful, if CryoLife is not successful in expanding its business activities in international markets, CryoLife may be unable to increase its revenues, CryoLife is not insured against all potential losses, and natural disasters or other catastrophes could adversely affect its business, financial condition, and profitability, and CryoLife is dependent on key personnel. These risks and uncertainties include the risk factors detailed in CryoLife’s Securities and Exchange Commission filings, including its Form 10-K filing for the year ended December 31, 2010, and CryoLife's other SEC filings.  If the acquisition of Cardiogenesis is successfully completed, CryoLife will also inherit certain risks and uncertainties related to Cardiogenesis’ business.  These risks and uncertainties include that CryoLife’s ability to maintain revenues and achieve growth in sales of Cardiogenesis products and services in the future is dependent upon physician awareness of its products and services as a safe, efficacious and appropriate treatment for their patients, CryoLife may not be able to successfully market Cardiogenesis’ products and services if third party reimbursement for the procedures performed with Cardiogenesis’ products is not available for its health care provider customers, healthcare policy changes, including recent federal legislation to reform the U.S. healthcare system, may have a material adverse effect on Cardiogenesis’ products and services, if CryoLife fails to maintain Cardiogenesis’ regulatory approvals and clearances, or is unable to obtain, or experiences significant delays in obtaining, FDA clearances or approvals for its future products or product modifications, CryoLife’s ability to commercially distribute and market these products could suffer, if suppliers or manufacturers with respect to Cardiogenesis products fail to comply with ongoing FDA or other foreign regulatory authority requirements, CryoLife’s Cardiogenesis business may be negatively impacted, in the future, the FDA could restrict the current uses of Cardiogenesis’ TMR System and thereby restrict its ability to generate revenues, CryoLife may fail to comply with international regulatory requirements with respect to Cardiogenesis’ business and could be subject to regulatory delays, fines or other penalties, CryoLife will continue to purchase some of Cardiogenesis’ key product components from single suppliers and the loss of these suppliers could prevent or delay shipments of its products or delay its clinical trials or otherwise adversely affect CryoLife’s Cardiogenesis business, if Cardiogenesis’ independent contract manufacturers fail to timely deliver sufficient quantities of some of CryoLife’s Cardiogenesis products and components in a timely manner, CryoLife’s Cardiogenesis operations may be harmed, if clinical trials of Cardiogenesis’ current or future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, CryoLife will be unable to commercialize these products, if the third parties on which Cardiogenesis relies to conduct its clinical trials and to assist it with pre-clinical development do not perform as contractually required or expected, CryoLife may not be able to obtain regulatory clearance or approval for or commercialize its Cardiogenesis products, third-party distributors or CryoLife’s own distributors may not effectively distribute Cardiogenesis products, the use, misuse or off-label use of CryoLife’s Cardiogenesis products may harm its image in the marketplace or result in injuries that lead to product liability suits, which could be costly to CryoLife or result in FDA sanctions if CryoLife is deemed to have engaged in such promotion, CryoLife’s international operations with respect to Cardiogenesis subject it to certain operating risks, which could adversely impact its net sales, results of operations and financial condition, immediately following the acquisition, Cardiogenesis’ operations will be conducted at a single location that may be at risk from earthquakes or other natural disasters, third party intellectual property rights may limit the development and protection of intellectual property acquired from Cardiogenesis, which could adversely affect its value to CryoLife, Cardiogenesis has been named as a defendant in a patent infringement lawsuit and costly litigation may be necessary to protect or defend its intellectual property rights, the Cardiogenesis business relies on patent and trade secret laws, which are complex and may be difficult to enforce, CryoLife may suffer losses from product liability claims if Cardiogenesis’ products cause harm to patients, in the past, Cardiogenesis has depended heavily on key personnel and the turnover of key employees and senior management following completion of the merger could harm the Cardiogenesis business, Cardiogenesis’ internal controls over financial reporting may not have been effective, which could have a significant and adverse effect on CryoLife following completion of the merger. These risks and uncertainties related to Cardiogenesis’s business that CryoLife will inherit also include the risk factors detailed in Cardiogenesis’ Securities and Exchange Commission filings, including its Form 10-K filing for the year ended December 31, 2010, and Cardiogenesis’ other SEC filings.  CryoLife does not undertake to update its forward-looking statements.